UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2007

Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

2381 Rosecrans Avenue
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)

(310) 536-0908
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Vice President of Engineering. On June 12, 2007, Eric Random resigned from his position as Vice President of Engineering of Peerless Systems Corporation (the "Company"), effective June 29, 2007.

(c) Appointment of New Vice President of Engineering. Upon Eric Random's resignation, the Company appointed Robert T. Westervelt as its Vice President of Engineering, effective immediately. In Mr. Westervelt’s capacity as Vice President of Engineering, Mr. Westervelt will be responsible for all engineering activity at both the Company's headquarters in El Segundo, CA and its Kent, WA facility, Peerless Systems Imaging Products, Inc. In addition to being the Vice President of Engineering, Mr. Westervelt will continue to serve as Chief Technology Officer.

Robert T. Westervelt, PhD, has served as the Company's Chief Technology Officer since May 2005. As Chief Technology Officer, Mr. Westervelt is responsible for defining and managing the overall technical direction for the Company's products. Since joining the Company in 1999 as a senior project manager, he has held several key positions including senior software architect and director of engineering, leading engineering projects including software development, new functionality for embedded systems, performance enhancements and system integrations. A seasoned technologist and manager focused on delivering real-world results, he designed the architecture and led the successful design and development of the Company's first manufactured product, an 80ppm color multi- function copier system with printing, faxing and scanning capabilities. Prior to his tenure at the Company, Mr. Westervelt was vice president of software development for Vista Control System, where he designed the architecture for a distributed control system framework used in a wide range of applications. He was also an accelerator operations physicist for Los Alamos National Laboratory in Los Alamos, New Mexico, one of the primary research centers of the Department of Energy. Mr. Westervelt holds a PhD and MS in Physics from Stanford University, as well as a BS in Physics from Rensselaer Polytechnic Institute.

Except as disclosed herein, Mr. Westervelt was not selected pursuant to any arrangement or understanding between Mr. Westervelt or any other person. There are no family relationships between Mr. Westervelt and the directors or executive officers of the Company.

The Company has not entered into a new employment agreement or arrangement with Mr. Westervelt in connection with his appointment as Vice President of Engineering.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

June 14, 2007	By:	/s/ Richard L. Roll

Richard L. Roll Chief Executive Officer and President